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                                                                      Exhibit 21



                    MATERIAL SUBSIDIARIES OF THE REGISTRANT



Name of Company                                   State of Organization
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Rochester Gas and Electric Corporation            New York
(formerly Rochester Railway and Light Company)


Energetix, Inc.                                   New York


Griffith Oil Company Inc.                         New York
(a subsidiary of Energetix, Inc.)